UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 21, 2006
Spatializer Audio Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26460 (Commission File Number)	95-4484725 (IRS Employer Identification No.)
2625 Townsgate Road, Suite 330, Westlake Village, California 91361
(Address of principal executive offices)                (Zip Code)
2025 Gateway Place, Suite 365, San Jose, California 95110
(Address of principal corporate offices)                (Zip Code)
Registrant’s telephone number, including area code: (408) 453-4180
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01 Other Events.
     As previously reported, the Company had initiated an auction process for the sale of perpetual licenses of the technology of and/or the sale of the assets of the Company, which transaction would be subject to stockholder approval. Bids were required to be delivered by February 15, 2006. After review of the indications and results from the auction process, the Board of Directors of the Company determined that the indications were non-conforming to the guidelines established for the initial auction. Thus, the Board of Directors of the Company elected to extend the evaluation and due diligence period until 11:59 P.M., Pacific Standard Time, on March 10, 2006 to provide bidders and other interested parties additional time to clarify their offers and perform due diligence, as well as to solicit additional offers. The Board, based on feedback received in the auction process, determined to simplify the auction process and eliminated the minimum bid requirements but reserved the right to reject any offers or bids in the Board’s sole discretion. There is no obligation on the part of the Company to accept any asset auction bids or offers to acquire licenses. The Company may abandon either or both of the foregoing and/or may change the terms thereof in its sole discretion. No assurance can be made that the Company will be successful in receiving bids for the assets of the Company or offers to acquire a perpetual licenses and no assurance can be given as to the terms of any such offers. Any transaction will be subject to execution and delivery of a definitive agreement.
     Should the Company decide to move forward with any such transactions, the Company will file a proxy statement relating thereto.
     A press release relating to the foregoing was issued on February 21, 2006. A copy of the press release is being furnished herewith as Exhibit 99.1.
     Forward Looking Statements. The statements in this Form 8-K Current Report contain certain “forward looking statements” within the meaning of Section 27A of the Securities and Exchange Act of 1993, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements. These forward-looking statements are based on our management’s current views and assumptions and information currently available to management. While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the Company’s financial goals or the transactions described herein will be realized. Numerous uncertainties and risk factors may affect the Company’s actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. These uncertainties and risk factors include, but are not limited to, intense competition and pricing pressure, complete dependence on product shipments of third-party licensees and the timing and execution of their marketing plans, delay in revenue streams due to delays in new product development, fluctuating operating results and its effect on sustainable operations, the availability of additional capital, and other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.

     Item 9.01 Financial Statements and Exhibits
(d)	99.1 Press release dated February 21, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spatializer Audio Laboratories, Inc.
Date: February 21, 2006	By:	/s/ Henry R. Mandell
Henry R. Mandell
Chairman and Secretary